Exhibit 10.11

COX ENTERPRISES, INC.

EXECUTIVE SAVINGS PLUS RESTORATION PLAN

COX ENTERPRISES, INC.

EXECUTIVE SAVINGS PLUS RESTORATION PLAN

Cox Enterprises, Inc. hereby adopts this Plan, effective as of July 1, 1995, for the benefit of a select group of its employees and the employees of certain of its affiliates that participate herein in accordance with the following terms and conditions. The list of affiliates that participate in the Plan is attached hereto as Exhibit A, and shall be modified from time to time by the Plan Sponsor. The Plan Sponsor and the affiliates listed on Exhibit A hereafter shall be referred to as the Employer.

ARTICLE I

PURPOSE OF PLAN

The purpose of the Plan shall be to provide supplemental tax-deferred savings to eligible employees of the Employer and to their beneficiaries by allowing a select group of management-level employees to elect to defer through salary reduction arrangements a designated percentage of their compensation. In addition, the Plan Sponsor will credit supplemental matching contributions up to certain maximum limits. The Plan is designed to allow participants to defer compensation through combination with the Cox Enterprises, Inc. Savings and Investment Plan (the “401(k) Plan”). The Plan shall be administered at all times to ensure that it does not in operation violate the contingent benefits rule in Code Section 401(k)(4)(A).

For purposes of this Plan, all capitalized terms used herein shall have the same meaning as set forth in the 401(k) Plan except as otherwise expressly indicated.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1 General Rule.

Each Employee who is a Participant in the 401(k) Plan shall become an Eligible Employee for purposes of the Plan with respect to any Plan Year during which he or she satisfies one of the following requirements:

(a) the Employee’s Employee Contributions to the 401(k) Plan with respect to the Plan Year equals the dollar limit for employee pre-tax contributions thereto under Code Section 402(g) for such Plan Year, as adjusted by the Secretary of the Treasury for cost of living increases; or

(b) the Employee is limited under the terms of the 401(k) Plan to a maximum Employee Contribution of six percent (6%) of Compensation, and such Eligible Employee is contributing to the 401(k) Plan at this maximum limit.

Notwithstanding the above requirements, each Employee who is a Participant in the 401(k) Plan shall become an Eligible Employee for purposes of this Plan with respect to a Plan Year during which his or her Compensation equals or exceeds two hundred thousand dollars ($200,000) as of the end of the previous calendar year. An Eligible Employee shall be eligible to participate in the Plan as soon as practicable after satisfying the eligibility requirements. Notwithstanding the foregoing, an Eligible Employee who satisfies the requirements only shall be eligible to participate in the Plan as of any July 1 next following the end of a calendar year in which he or she satisfies the requirements and for the next twelve months thereafter, and such an Eligible Employee shall remain eligible as of each successive July 1 only so long as the Eligible Employee satisfies those requirements in subsequent years. Notwithstanding any provision in the Plan to the contrary, in no event shall an Employee who is eligible to participate in the Cox Enterprises, Inc. Savings Plus Restoration Plan be eligible to participate in the Plan.

Eligible Employees first shall be eligible to participate in the Plan as of the Plan’s effective date.

2.2 Notice of Eligibility.

The Committee shall notify each Employee of his or her status as an Eligible Employee and potential right to participate in the Plan.

2.3 Election not to Participate.

Each Eligible Employee who wishes to waive the right to participate in the Plan shall be required, after receipt of notification from the Committee in accordance with Section 2.2 hereof, to file a waiver election in a manner prescribed by the Committee. Such election must be made on or before the first date upon which the Eligible Employee is eligible to participate in the Plan. If such election is not made on or before such date, the Employee shall be deemed to have elected to participate in the Plan in accordance with the terms of this Article II.

2.4 Participation by Committee Approval.

The Committee may, from time to time, approve certain individuals who are not Participants in the 401(k) Plan, to become Eligible Employees for purposes of the Plan.

ARTICLE III

EMPLOYEE SUPPLEMENTAL CONTRIBUTIONS

3.1 Employee Supplemental Contribution.

Each Eligible Employee may become a Participant under the Plan by electing to make contributions through payroll deductions to the Plan (“Employee Supplemental Contributions”) commencing in accordance with the provisions of Article II in an amount equal to a percentage of his or her Compensation not to exceed fifteen percent (15%), reduced by the percentage contributed thereby to the 401(k) Plan. A Participant shall be eligible to participate in this Plan only to the extent that he or she has (i) made the maximum pre-tax contributions to the 401(k) Plan, as determined by Code Section 402(g), or (ii) made the maximum pre-tax contributions to the 401(k) Plan as permitted under the terms of such plan (including, for this purpose, provisions in the 401(k) Plan to assure compliance with the actual deferral percentage test under Code Section 401(k)(3)). For the purpose of this Plan, and notwithstanding any provisions in the 401(k) Plan to the contrary, the dollar limitation applied to the term Compensation in the 401(k) Plan shall not be applicable hereunder. Contributions shall continue to be made for each Participant at the rate elected until the Participant elects to change the rate of contribution or to end contributions pursuant to Section 3.3, subject to the power of the Committee to distribute elected Employee Supplemental Contributions to any Participant to the extent such Participant’s Employee Supplemental Contributions exceed the maximum limit for Employee Supplemental Contributions set forth in this Section 3.1 or the limits specified in Article IV.

3.2 Allocation and Investment Return of Employee and Employer Supplemental Contributions.

(a) Allocation.

The Employee Supplemental Contributions and Employer Supplemental Contributions, as defined below, of each Participant shall be credited to the Participant’s Plan Accounts, as defined in Article VI.

(b) Rate of Return.

Each Participant shall be credited with a 9.5 percent rate of return on Employee Supplemental Contributions and Employer Supplemental Contributions through December 31, 1995. For subsequent Plan Years, the rate of return will be determined annually by the Plan Sponsor; provided, that the minimum rate of return for any Plan Year will be 5 percent.

3.3 Participant Elections.

The elections described in Section 3.1 shall be made under procedures and on forms established by the Committee. The following elections may be made at least 30 days prior to the beginning of any payroll period to take effect with respect to that payroll period: (a) an election to contribute to the Plan if the Eligible Employee is not already contributing, and (b) an election to change the percentage of Compensation which shall be contributed to the Plan by the Participant. A Participant who elects to stop making Employee Contributions to the 401(k) Plan shall be deemed to have elected to stop making Employee Supplemental Contributions to this Plan. A Participant cannot elect to stop contributing to the Plan during a Plan Year unless he or she also elects to stop contributing to the 401(k) Plan.

3.4 Employee Supplemental Contributions for Participants Eligible by Committee Approval.

Notwithstanding any provisions of the Plan to the contrary, each Employee who becomes an Eligible Employee by Committee approval in accordance with Section 2.4 may elect to become a Participant under the Plan by electing to make Employee Supplemental Contributions in an amount equal to a percentage of his or her Compensation not to exceed fifteen percent (15%), reduced by the percentage that would be contributed to the 401(k) Plan on his or her behalf as if such Employee were participating in the 401(k) Plan.

ARTICLE IV

EMPLOYER SUPPLEMENTAL CONTRIBUTIONS

4.1 Employer Supplemental Contribution.

In each Plan Year, the Employer will provide a credit with respect to each Participant in an amount equal to 50 percent of such Participant’s Employee Supplemental Contributions for such Plan Year up to a maximum credit equal to the lesser of (a) an amount equal to 50 percent of 6 percent of his or her Compensation, or (b) six thousand dollars ($6,000) (the “Employer Supplemental Contributions”). Notwithstanding the foregoing, the maximum Employer Supplemental Contribution that otherwise may be credited to a Participant under this Plan shall be reduced by the Employer Contributions allocated to such Participant in the same Plan Year under the 401(k) Plan.

4.2 Participant Need Not Be Employed.

The Employer Supplemental Contributions credited by the Employer with respect to a Plan Year shall be credited to a Participant whether or not the Participant retires, dies or Terminates Employment prior to the end of such Plan Year without subsequently being rehired.

4.3 Employer Supplemental Contributions for Participants Eligible by Committee Approval.

Notwithstanding any provisions of the Plan to the contrary, the Employer will provide a credit in accordance with Section 4.1 with respect to each Employee who becomes an Eligible Employee by Committee approval in accordance with Section 2.4, reduced by the Employer Contribution which would be allocated to such Employee as if such Employee were participating in the 401(k) Plan.

ARTICLE V

ACCOUNTS AND CONTRIBUTIONS

The Employer shall establish and maintain the following separate bookkeeping accounts for each Participant to reflect all amounts deferred or credited under this Plan:

(a) An Employee Supplemental Contribution Account for each Participant to which shall be credited Employee Supplemental Contributions under Section 3.1; and

(b) An Employer Supplemental Contribution Account for each Participant to which shall be credited Employer Supplemental Contributions credited to such Participant under Section 4.1.

For all purposes under the Plan, the Employee Supplemental Contributions Account and the Employer Supplemental Contributions Account collectively shall be referred to as the Plan Accounts.

All Employee Supplemental Contributions shall be credited to the Employee Supplemental Contribution Account as soon as administratively practicable. All Employer Supplemental Contributions shall be credited to the Employer Supplemental Contribution Account only once a year, and on or before the last day of the first calendar quarter of the Plan Year next following the Plan Year for which such Employer Supplemental Contributions are to be credited.

ARTICLE VI

BENEFICIARIES

Upon becoming a Participant in the Plan, each Employee shall designate a primary Beneficiary and one or more secondary Beneficiaries. The procedure and administrative forms used to designate Beneficiaries shall be determined by the Committee. The Beneficiary of any unmarried Participant who does not designate a Beneficiary under this Article VII shall be the same Beneficiary designated thereby under the 401(k) Plan. For purposes of this Article VI, in the case of a Participant (including a Former Participant) who is married on the date of death, the Participant’s Beneficiary automatically shall be the Participant’s surviving spouse unless the

Participant has elected under the Plan to have such benefit distributed to a Beneficiary other than the Participant’s spouse. Such an election shall be effective only if the Participant’s spouse as of the date of death has consented in writing to the election, such consent is witnessed by a notary public and acknowledges the effect of the election. Such spousal consent is not required if the Committee is satisfied that the Participant’s spouse cannot be located.

ARTICLE VII

RETIREMENT BENEFITS

7.1 Benefit Determination.

Upon the retirement of the Participant on or after his or her Early Retirement Date or Normal Retirement Date, the Participant shall be entitled to receive a benefit equal in value to the sum of the amounts credited to the Participant’s Plan Accounts as of the date such benefits are distributed. Such benefit shall be paid in accordance with the provisions of Article X.

7.2 Request for Alternative Benefit Distribution.

(a) A Participant may request that Plan benefits be paid thereto on account of retirement on or after such Participant’s Normal Retirement Date or Early Retirement Date may be paid in any alternative form described in subparagraph (ii) below, subject to approval of any such election by the Committee acting in its sole discretion.

(b) A Participant may request that the benefit payable under the Plan to him or her be payable in the form of a lump sum payment payable immediately or in the form of annual installments for a maximum period of five (5), ten (10) or fifteen (15) years commencing on the first day of any month designated by the Committee.

7.3 Committee Approval.

The Committee retains the absolute right, in its sole discretion, to approve or reject any request for an alternative benefit distribution within the provisions of this Article VII. The Committee shall determine the procedures and may designate administrative forms to be used by Participants when making a request permitted under this Article VII.

ARTICLE VIII

DEATH BENEFITS

8.1 Benefit Determination.

Upon the death of a Participant prior to retirement or Termination of Employment, the designated Beneficiary of the deceased Participant shall be entitled to receive a benefit equal in value to the sum of the amount then credited to the Participant’s Plan Accounts as of the date such benefits are distributed. Such benefit shall be paid to the Beneficiary in a lump sum payment. Upon the death of a Former Participant to whom payment of benefits has not been completed, the Designated Beneficiary shall be entitled to receive the remainder of the benefit payments due to the Former Participant in the form and in the amount selected by the Former Participant prior to death; if no such form had been selected by the Former Participant prior to death, any benefit amount payable shall be made in a lump sum payment.

8.2 Request for Alternative Death Benefit Distribution.

(a) A Beneficiary may request that Plan benefits be paid thereto on account of the death of a Participant or Former Participant may be paid in any alternative form described in subparagraph (b) below, subject to approval of any such election by the Committee acting in its sole discretion.

(b) A Beneficiary of a Participant actually employed at death may request that the benefit payable under the Plan to him or her be payable in the form of a payment of annual installments for a maximum period of five (5), ten (10) or fifteen (15) years commencing on the first day of any month designated by the Committee. The Beneficiary of a Former Participant who prior to death had elected a form of benefit payment may request that the benefit payable under the Plan to him or her be payable in the form of a lump sum payment.

8.3 Proof of Death.

The Committee may require such proof of death and such evidence of the right of any person to receive death benefit payments under the Plan as it may deem appropriate, and its determination shall be conclusive and binding.

ARTICLE IX

EMPLOYMENT TERMINATION BENEFITS

9.1 Benefit Determination.

Upon terminating employment, a Participant shall be entitled to receive a benefit equal in value to the sum of the amount credited to the Participant’s Plan Accounts as of the date such benefits are distributed. Such benefit shall be paid in accordance with the provisions of Article X.

9.2 Request for Alternative Benefit Distribution.

A Participant may request that Plan benefits be paid thereto on account of termination of employment before his or her Early Retirement Date be paid in any alternative form described below, subject to approval of any such election by the Committee acting in its sole discretion.

A Participant may request that the benefit payable under the Plan to him or her be payable in the form of a lump sum payment payable immediately or the form of the payment of annual installments for a maximum period of five (5), ten (10) years or fifteen (15) years commencing on the first day of any month designated by the Committee.

9.3 Committee Approval

The Committee retains the absolute right, in its sole discretion, to approve or reject any request for an alternative benefit distribution within the provisions of this Article IX. The Committee shall determine the procedures and may designate administrative forms to be used by Participants when making a request permitted under this Article IX.

ARTICLE X

PAYMENT OF BENEFITS

10.1 Timing of Payment.

As soon as practicable after the Participant retires or attains age 65, whichever is later, the Committee shall cause the total balance credited to such Participant’s Plan Accounts to be paid to the Participant or to his or her Beneficiary, as appropriate, in the form of a lump sum payment.

Notwithstanding any provisions of the Plan to the contrary, if the total balance in a Participant’s Plan Accounts at the time the Participant Terminates Employment or retires is $3,500 or less, including any distributions previously made to such Participant, then such balance shall be paid to the Participant in a lump sum payment as soon as practicable after the date the Participant Terminates Employment or retires.

10.2 Mode of Benefit Payment.

The distribution of all benefits under the Plan whenever paid, shall be made in cash.

10.3 Inability to Locate Benefit Recipient.

If, after a reasonable effort has been made, the Committee is unable to locate a Participant or Beneficiary entitled to receive a benefit provided for in the Plan, the Plan Sponsor shall follow procedures determined by the Committee, in its sole discretion.

10.4 Claims Procedure.

All claims shall be processed in accordance with the claims procedure described in the Summary Plan Description for the Plan.

10.5 Special Distribution Rule.

There shall be no distributions of benefits for the period beginning July 1, 1995 and ending February 29, 1996. Beginning March 1, 1996, benefit distributions shall be made in accordance with the provisions of this Article X.

ARTICLE XI

IN-SERVICE WITHDRAWALS

Beginning July 1, 1997, in the event that a Participant suffers an unforeseeable, immediate and heavy financial need which cannot reasonably be met from other sources, the Participant may request a withdrawal from his or her Plan Accounts in an amount not to exceed that amount needed to meet the immediate and heavy financial need. The Participant must first submit a written withdrawal request to the Employer explaining the nature of the hardship and the amount required to meet the financial need. The Participant will be required to certify that the need cannot be reasonably met from other sources. The determination of financial need and lack of availability of funds from other sources will be made by the Committee, in its sole discretion.

ARTICLE XII

INALIENABILITY OF BENEFITS

The right of any Participant or Beneficiary to any benefit provided under the Plan or to the property contained in any separate Plan Account shall not be subject to voluntary or involuntary transfer, alienation or assignment, and (to the fullest extent permitted by law) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event a Participant or Beneficiary who is receiving or is entitled to receive a benefit provided under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

ARTICLE XIII

ADMINISTRATION AND FIDUCIARIES

13.1 General.

The Employer shall have the sole responsibility for crediting the contributions required under Articles IV and V. The Plan Sponsor shall have the sole responsibility for appointing the Committee. It is intended that the Plan Sponsor and the Committee shall be responsible only for the proper exercise of their own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another.

13.2 Named Fiduciaries.

(a) General.

The following fiduciaries (referred to hereinafter individually as a “Named Fiduciary” and collectively as “Named Fiduciaries”) shall be responsible for the control, management and administration of the Plan and the control:

(1)	the Plan Sponsor;

(2)	the Board of Directors of the Plan Sponsor;

(3)	The Employer; and

(4)	the Committee.

Each Named Fiduciary shall have only such powers and responsibilities as are expressed in the Plan, and any power or responsibility for the control, management or administration of the Plan which is not expressly allocated to any Named Fiduciary, or with respect to which an allocation is in doubt, shall be deemed allocated to the Plan Sponsor. Each Named Fiduciary shall have no responsibility to inquire into the acts and omissions of any other Named Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Named Fiduciary under the Plan.

(b) Allocation of Responsibility.

Any Named Fiduciaries may, by agreement among themselves, allocate any responsibility or duty assigned to a Named Fiduciary under this Plan, to one or more other Named Fiduciaries, provided, that any agreement respecting such allocation shall be in writing and shall be filed by the Committee with the records of the Plan. No such agreement shall be effective as to any Named Fiduciary which is not a party to such agreement until such Named Fiduciary has so consented in writing filed with the Committee. Any Named Fiduciary may, by written instrument filed by the Committee with the records of the Plan, designate a person who is not a Named Fiduciary to carry out any of its responsibilities under the Plan, provided, that no such designation shall be effective as to any other Named Fiduciary until such other Named Fiduciary has received written notice of such designation.

(c) Employees of Fiduciaries.

Any Named Fiduciary, or a person designated by a Named Fiduciary to perform any responsibility of a Named Fiduciary pursuant to the procedure described in the preceding paragraph, may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary has under the Plan or such person has by virtue of such designation.

(d) Multiple Roles.

Any person may serve in more than one fiduciary capacity with respect to the Plan, and any person who is a fiduciary may be a Participant if he or she otherwise satisfies the applicable Plan requirements to be a Participant.

13.3 The Committee.

(a) Administration of the Plan.

The Plan Sponsor shall administer the Plan through the Committee, which shall have all powers necessary to administer the Plan; to construe and interpret the Plan documents; to decide all questions relating to an individual’s eligibility to participate in the Plan; to determine the amount, manner and time of any distribution of benefits or withdrawal under the Plan; to resolve any claim for benefits; and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee’s responsibilities under the Plan. Any construction, interpretation or application of the Plan by the Committee shall be final, conclusive and binding.

(b) Records and Reports.

The Committee shall be responsible for maintaining sufficient records deemed necessary to allow it to administer the Plan.

(c) Allocation of Duties and Responsibilities.

The Committee may by written instrument designate other persons to carry out any of its duties and responsibilities under the Plan. Any such duties or responsibilities thus allocated must be described in the written instrument. If a person other than an Employee of the Employer is so designated, such person must acknowledge in writing his or her acceptance of the duties and responsibilities allocated to him or her. The Employer shall pay all expenses authorized and incurred by the Committee in the administration of the Plan.

(d) Liabilities.

The Committee shall be indemnified and held harmless by the Plan Sponsor with respect to any liability, assessment, loss, expense or other cost, of any kind or description whatsoever, including legal fees and expenses, actually incurred by a member of the Committee on account of any alleged breach of responsibilities performed or to be performed hereunder or any action or proceeding, actual or threatened, which arises as a result of being a member of the Committee, provided such action or allegation does not arise as a result of the member’s own gross negligence, willful misconduct or lack of good faith.

ARTICLE XIV

FUNDING

The Employer’s obligations under this Plan shall be general obligations of the Employer and shall not be secured in any manner. No asset of the Employer shall be placed in trust or in escrow or otherwise physically or legally segregated for the benefit of any Participant or his or her spouse or beneficiaries and the eventual payment of benefits under this Plan shall not be secured by the issuance of any negotiable instrument or other evidence of indebtedness of the Employer. No Participant, beneficiary or other person shall be deemed to have any property interest, legal or equitable, in any specific assets of the Employer as a result of the benefits provided by this Plan. To the extent that any person acquires any right to receive payments under this Plan, that right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor of the Employer. In no event shall any of the directors, officers or employees of the Employer or an Affiliate be liable in their individual capacities to any person whomsoever for the payment of benefits under the Plan.

ARTICLE XV

AMENDMENT OF THE PLAN

The Plan Sponsor shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of this Plan by formal action of the Board, or a committee thereof, in accordance with state law either at a regularly scheduled meeting of the Board, or a committee thereof, or by written consent. Any written amendment to the Plan under this Article XV shall be executed by the Plan Sponsor on behalf of the Employer.

ARTICLE XVI

TERMINATION OF PLAN AND

DISCONTINUANCE OF CONTRIBUTIONS

The Plan Sponsor shall have the right, at any time, to terminate or partially terminate the Plan by formal action of the Board, or a committee thereof, in accordance with state law either at a regularly scheduled meeting of the Board, or a committee thereof, or by written consent. The Plan Sponsor shall distribute amounts in the Employee Supplemental Contribution Account and the Employer Supplemental Contribution Account to all affected Participants in accordance with the Plan Accounts of each participant at the time of distribution in such manner as the Plan Sponsor shall determine in accordance with all applicable law.

ARTICLE XVII

MISCELLANEOUS

17.1 Participants’ Rights.

Except as may be otherwise specifically provided by law, neither the establishment of the Plan nor any modification thereof, nor the creation of any Plan Account, nor the payment of any benefit, shall be construed to give to any Participant or to any other person a legal or equitable right against the Plan Sponsor, the Employer, any director, officer or employee thereof or the Committee. Under no circumstances shall the terms of employment of any Employee be deemed to have been modified or in any way affected by the establishment of the Plan, and nothing contained in this Plan document or any related document shall require the Employer to retain any Employee in its service.

17.2 Claims.

Any payment to a Participant or Beneficiary or to their legal representative, or heirs-at-law, made in accordance with the provisions of this Plan shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan Sponsor, the Committee and the Employer, any of whom may require such person, his or her legal representative or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Plan Sponsor, the Committee or the Employer as the case may be.

17.3 Agent for Service of Process.

The agent for service of process for the Plan shall be the person currently listed in the records of the Secretary of State of Georgia as the agent for service of process for the Plan Sponsor.

17.4 Construction of Agreement.

To the extent not preempted by federal law, the Plan shall be construed in accordance with the laws of the State of Georgia.

17.5 Savings Clause.

In the event that any one or more of the terms, conditions, or provisions, or any part thereof, contained in this Plan, or the application thereof to any person or circumstance, shall for any reason, in any respect, or to any extent be held to be invalid, illegal, or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect the remainder of such term, condition, or provision, nor any other provision of this Plan, nor the application of such term, condition, or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable, and this Plan shall be construed as if such invalid, illegal, or unenforceable term, condition, or provision had never been contained herein, and each term, condition, or provision hereof shall be valid and enforced to the fullest extent permitted by law.

17.6 Headings.

Headings of articles, sections and paragraphs of the Plan have been inserted for convenience of reference and constitute no part of the Plan.

17.7 Tax Consequences.

The Plan is intended to postpone the application of income taxes on amounts credited to the Plan Accounts. However, notwithstanding anything to the contrary, the Employer makes no representation regarding the tax consequences of participation in this Plan. Amounts contributed to or paid from the Plan may be subject to income, payroll or other taxes and the Employer may withhold taxes from any payment, as required under federal, state and local laws.

17.8 Entire Plan.

This Plan contains the entire understanding and undertaking of the Plan Sponsor and its Affiliates with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous undertakings, agreements, understandings, inducements or conditions, whether express or implied, oral or written, except as herein contained. This Plan may not be modified or amended other than by a written document adopted or executed pursuant to the terms hereof.

17.9 Plan Binding on All Parties.

This Plan shall be binding upon the parties hereto, their successors and assigns, and upon all Participants and their Beneficiaries, heirs, executors, administrators and assigns.

17.10 Effective Date.

It is the intention of the Employer that the Plan shall comply with any requirements of Title I of ERISA applicable to the Plan, and the terms of the Plan shall be interpreted and administered so as to accomplish that result. The Plan shall be placed into effect as of July 1, 1995.

AMENDMENT NUMBER ONE

TO THE

COX ENTERPRISES, INC.

EXECUTIVE SAVINGS PLUS RESTORATION PLAN

Pursuant to the power of Cox Enterprises, Inc. to amend the Cox Enterprises, Inc. Executive Savings Plus Restoration Plan (the “Plan”), the Plan hereby is amended as follows:

1.

Effective January 1, 2001, Section 3.1 of the Plan is amended by deleting the last sentence thereof and replacing with the following:

“Except for Employee Supplemental Contributions made pursuant to Section 3.5, Employee Supplemental Contributions shall continue to be made for each Participant at the rate elected until the Participant elects to change the rate of contribution or to end such contributions pursuant to Section 3.3, subject to the power of the Committee to distribute elected Employee Supplemental Contributions to any Participant to the extent such Participant’s Employee Supplemental Contributions exceed the maximum limit for Employee Supplemental Contributions set forth in this Section 3.1 or the limits specified in Article IV.”

2.

Effective January 1, 2001, Article III of the Plan is amended by the addition of the following new Section 3.5:

“3.5 Bonus Deferral Program

Notwithstanding the 15% Compensation limit contained in Section 3.1, each Participant who is eligible to participate in the Bonus Deferral Program may elect to defer up to an additional 75% (in 5% increments) of his or her annual bonus under the Plan as an Employee Supplemental Contribution. The election described in this Section 3.5 must be made by March 31st of each year the bonus is earned. Once made, such election may not be revoked under any circumstances. A Participant who has waived participation in the Plan or has stopped contributing to the Plan and the 401(k) Plan must rescind their waiver or resume participation to take advantage of the additional contribution provided in this Section 3.5.”

3.

Effective January 1, 2001, Article V of the Plan is amended by deleting “(a) an Employee Supplemental Contribution Account for each Participant to which shall be credited Employee Supplemental Contributions under Section 3.1” and replacing with the following:

“(a) an Employee Supplemental Contribution Account for each Participant to which shall be credited Employee Supplemental Contributions under Sections 3.1 and 3.5”

4.

Effective January 1, 2001, Article XI of the Plan is amended by the addition of the following new sentences at the end thereof.

“Effective January 1, 2001, no withdrawal may be made under this Article XI for an amount less than $10,000 and no withdrawal can be made less than 12 months after the last previous withdrawal.”

AMENDMENT NUMBER TWO

TO THE

COX ENTERPRISES, INC.

EXECUTIVE SAVINGS PLUS RESTORATION PLAN

Pursuant to the power of Cox Enterprises, Inc. (“Cox”) to amend the Cox Enterprises, Inc. Executive Savings Plus Restoration Plan (the “Plan”), the Plan hereby is amended as follows:

1.

Effective January 1, 2004, the Plan is hereby amended by striking all instances of “spouse” and substituting “Spouse.”

2.

Effective January 1, 2003, the Plan hereby is amended by deleting the term “Committee” and substituting the term “Administrative Committee” wherever the former appears in the Plan, except for Sections 2.4, 3.4, 4.3, 13.1 and 13.2(a) and Articles XV, XVI and XVII.

3.

Effective January 1, 2003, Section 2.1 of the Plan hereby is amended by deleting “two hundred thousand dollars ($200,000)” and by substituting therefor “one hundred and fifty thousand dollars ($150,000)” where it appears in the first sentence of the penultimate paragraph thereof.

4.

Effective July 1, 2003, Section 2.1 of the Plan hereby is amended further by inserting the following new sentence at the end of the penultimate paragraph thereof:

“Notwithstanding any provision in the Plan to the contrary, effective July 1, 2003, in no event shall an Employee who is eligible to participate in the Cox Radio, Inc. Savings Plus Restoration Plan be eligible to participate in the Plan.”

5.

Effective January 1, 2003, Section 2.4 of the Plan hereby is amended by replacing “Committee” with “Management Committee” where it appears in the first and only sentence thereof.

6.

Effective January 1, 2003, Section 3.4 of the Plan hereby is amended by replacing “Committee” with “Management Committee” where it appears in the first and only sentence thereof.

7.

Effective January 1, 2003, Section 3.5 of the Plan hereby is amended by striking it in its entirety and replacing with the following new Section 3.5:

“3.5 Bonus Deferral Program

Notwithstanding the 15% Compensation limit contained in Sections 3.1 and 3.4, each Participant who is eligible to participate in the Bonus Deferral Program may elect to defer up to an additional 75% (in 5% increments) of his or her annual bonus under the Plan as an Employee Supplemental Contribution. The election described in this Section 3.5 must be made by

March 31st of each year the bonus is earned. A Participant who has waived participation in the Plan or has stopped contributing to the Plan and the 401(k) Plan must rescind their waiver or resume participation in order to be eligible to elect to make the additional contribution provided in this Section 3.5. Once made, such election may not be revoked under any circumstances, including, but not limited to, the Participant’s termination of employment.”

8.

Effective January 1, 2003, Section 4.2 of the Plan hereby is amended by inserting the following new sentence at the end thereof:

“Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2003, a Participant will need to be employed on the last day of the Plan Year in order to receive Employer Supplemental Contributions for such year, unless termination was due to retirement, death or disability.”

9.

Effective January 1, 2003, Section 4.3 of the Plan hereby is amended by replacing “Committee” with “Management Committee” where it appears in the first and only sentence thereof.

10.

Effective January 1, 2003, Section 10.1 of the Plan hereby is amended by replacing $3,500” with “$5,000” where it appears in such section.

11.

Effective January 1, 2003, Section 13.1 of the Plan hereby is amended by deleting the second and third sentences thereof and substituting the following therefor:

“The Board of Directors of the Plan Sponsor shall appoint the Management Committee. The Management Committee shall have the sole responsibility for appointing the Administrative Committee. It is intended that the Employer, the Plan Sponsor, the Management Committee and the Administrative Committee shall be responsible only for the proper exercise of their own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another.”

12.

Effective January 1, 2003, Subsection 13.2(a)of the Plan is amended by deleting “(3) The Employer; and (4) the Committee.” and substituting therefor “(3) the Employer; (4) the Administrative Committee; and (5) the Management Committee.”

13.

Effective January 1, 2003, Article XIII of the Plan hereby is amended by the addition of the following new Section 13.4:

“13.4 The Management Committee

(a) Powers and Duties.

The Management Committee shall have the following specific powers and duties: (1) to appoint and remove members of the Administrative

Committee; (2) to set basic Plan policy on Plan administration; (3) to ratify Plan amendments recommended by the Administrative Committee; (4) to periodically evaluate and review the performance of Named Fiduciaries; (5) to authorize Plan eligibility for employees pursuant to Section 2.4; and (6) to report annually to the Board on the operation and status of the Plan.

(b) Allocation of Duties and Responsibilities.

The Management Committee may by written instrument designate other persons to carry out any of its duties and responsibilities under the Plan. Any such duties or responsibilities thus allocated must be described in the written instrument. If a person other than an Employee of the Employer is so designated, such person must acknowledge in writing his or her acceptance of the duties and responsibilities allocated to him or her. The Employer shall pay all expenses authorized and incurred by the Management Committee in the administration of the Plan.

(c) Liabilities.

The Management Committee shall be indemnified and held harmless by the Plan Sponsor with respect to any liability, assessment, loss, expense or other cost, of any kind or description whatsoever, including legal fees and expenses, actually incurred by a member of the Management Committee on account of any alleged breach of responsibilities performed or to be performed hereunder or any action or proceeding, actual or threatened, which arises as a result of being a member of the Committee, provided such action or allegation does not arise as a result of the member’s own gross negligence, willful misconduct or lack of good faith.”

14.

Effective January 1, 2003, Article XV of the Plan is amended by deleting “or a committee thereof” and substituting therefor “or the Management Committee” where the former appears in the first sentence thereof.

15.

Effective January 1, 2003, Article XVI of the Plan is amended by deleting “or a committee thereof” and substituting therefor “or the Management Committee” where the former appears in the first sentence thereof.

16.

Effective January 1, 2003, Section 17.1 of the Plan hereby is amended by replacing “the Committee” with “the Administrative Committee or the Management Committee” in the first sentence thereof.

17.

Effective January 1, 2003, Section 17.2 of the Plan hereby is amended by replacing “the Committee” with “the Administrative Committee and the Management Committee” where it appears in the first and only sentence thereof.